EXHIBIT 10.3

AMENDMENT NO. 2
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            This Amendment No. 2 (this “Amendment’) dated as of December 1, 2005, is made by and between Vanguard Health Systems, Inc., a Delaware corporation (the “Company”), and Ronald P. Soltman (the “Executive”).

            WHEREAS, the Company and the Executive executed a certain Amended and Restated Employment  Agreement  dated as of September 23, 2004, as amended as of December  1, 2004 (collectively, the “EA”),  to secure the services of the Executive as Executive Vice President, General Counsel and Secretary; and

            WHEREAS, the Company and the Executive wish the Executive’s base salary set forth in Section 6(a) of the EA to be increased to $525,146, effective as of January 1, 2006.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree that the EA is amended as follows:

            1.         Defined Terms.  Except for those terms defined above, the definitions of capitalized terms used in this Amendment are as provided in the EA.

            2.         Amendment to Section 6(a).  Section 6(a) of the EA entitled “Base Salary” is hereby  deleted and replaced with the following new Section 6(a):

                        “(a).Base Salary.  The Executive’s base salary hereunder, from September 23, 2004 to December 31, 2004, shall be $495,000 per year, and from January 1, 2005 to December 31, 2005 shall be $509,850 per year, in each case payable semi-monthly.   Effective January 1, 2006, the Executive’s base salary hereunder shall be $525,146 per year, payable semi-monthly. The Board shall review such base salary at least annually and make such adjustments from time to time as it may deem advisable, but the base salary shall not at any time be reduced from the base salary in effect from time to time.”

            3.         Ratification.  All other provisions of the EA remain unchanged and are hereby ratified  by the Company and the Executive.

            IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by  its duly authorized officer and the Executive has executed this Amendment, each as of the day and year first set forth above.

                                                                        Vanguard Health Systems, Inc.

                                                                        By:  /s/ Joseph D. Moore
                                                                                     Joseph D. Moore
                                                                                    Executive Vice President,
                                                                                    Chief Financial Officer & Treasurer

                                                                        Executive:

                                                                        /s/ Ronald P. Soltman
                                                                         Ronald P. Soltman